                                  EXHIBIT 3.2

                                    BYLAWS
                                      OF
                             CFS BANCSHARES, INC.


                                  ARTICLE 1.

                               PRINCIPAL OFFICE

     The principal office of CFS Bancshares, Inc. (herein the "Corporation") shall be at 1700 Third Avenue North, Birmingham, Alabama 35203.

                                  ARTICLE 2.

                                 STOCKHOLDERS

     SECTION 1.  Place of Meetings.  All annual and special meetings of
                 -----------------
stockholders shall be held at the home office of the Corporation or at such other place within or without the State in which the home office of the Corporation is located as the board of directors may determine and as designated in the notice of such meeting.

     SECTION 2.  Annual Meeting.  A meeting of the stockholders of the
                 --------------
Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held on a date and at the time set by the Board of Directors during the month of January each year.

     SECTION 3.  Special Meetings.  Special meetings of the stockholders for any
                 ----------------
purpose or purposes may be called at any time by the majority of the board of directors, the chairman of the board or by the president in accordance with the provisions of the Corporation's Certificate of Incorporation or a special meeting may be called by the secretary of the Corporation upon the written request of the holders of not less than 10% of all votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting as provided in the Corporation's Certificate of Incorporation and shall be delivered at the home office of the Corporation addressed to the chairman of the board, the president or the secretary. The secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, the secretary shall then notify each stockholder entitled to notice of the meeting.

     SECTION 4.  Conduct of Meetings.  Annual and special meetings shall be
                 -------------------
conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     SECTION 5.  Notice of Meeting.  Written notice stating the place, day and
                 -----------------
hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than 20 days nor more than 50 days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. A similar notice shall also be posted in a conspicuous place on each of the offices of the Corporation during the 20 days immediately preceding the date of the annual or special meeting. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6.  Fixing of Record Date.  For the purpose of determining
                 ---------------------
stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days, and in case of a meeting of stockholders, not less than 20 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 7.  Quorum.  A majority of the outstanding shares of the
                 ------
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 8.  Proxies.  At all meetings of stockholders, a stockholder may
                 -------
vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 9.  Voting.  At each election for directors every stockholder
                 ------
entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in the Certificate of Incorporation, by statute, or by these Bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

     SECTION 10. Voting of Shares in the Name of Two or More Persons.  When
                 ---------------------------------------------------
ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. Voting of Shares by Certain Holders.  Shares standing in the
                 -----------------------------------
name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, may not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12.  Inspectors of Election.  In advance of any meeting of
                  ----------------------
stockholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION 13.  Nominating Committee.  The board of directors shall act as a
                  --------------------
nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Upon delivery such nominations shall be posted on a conspicuous place at each office of the Corporation. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. Ballots bearing the names of all the persons properly nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting.

     SECTION 14.  New Business.  Any new business to be taken up at the annual
                  ------------
meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation at least thirty days before the date of the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Certificate of Incorporation.

     SECTION 15.  Voting List.  At least 20 days before each meeting of the
                  -----------
stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of stockholders shall be kept on file at the home office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     SECTION 16.  Informal Action by Stockholders. Any action required to be
                  -------------------------------
taken at a meeting of the stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter.

                                  ARTICLE  3.

                              BOARD OF DIRECTORS

     SECTION 1.  General Powers.  The business and affairs of the Corporation
                 --------------
shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     SECTION 2.  Number, Term and Election.  The board of directors shall
                 -------------------------
initially consist of four (4) members and thereafter shall consist of such number of members as determined by the board of directors from time to time in accordance with the provisions of the Corporation's Certificate of Incorporation. The board of directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. The board of directors shall be classified in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION 3.  Regular Meetings.  A regular meeting of the board of directors
                 ----------------
shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4.  Special Meetings.  Special meetings of the board of directors
                 ----------------
may be called by or at the request of the chairman of the board, the president, or one third of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute presence for the purpose of compensation pursuant to Section 12 of this Article.

     SECTION 5.  Notice.  Written notice of any special meeting shall be given
                 ------
to each director at least two days previous thereto delivered personally or by telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6.  Quorum.  A majority of the number of directors fixed by Section
                 ------
2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION 7.  Manner of Acting.  The act of the majority of the directors
                 ----------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Corporation's Certificate of Incorporation, or Laws of the State of Delaware.

     SECTION 8.  Action Without a Meeting.  Any action required or permitted to
                 ------------------------
be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 9.   Resignation.  Any director may resign at any time by sending a
                  -----------
written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified herein such resignation shall take effect upon receipt thereof by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     SECTION 10.  Vacancies.  Any vacancy occurring in the board of directors
                  ---------
shall be filled in accordance with the provisions of the Corporation's Certificate of Incorporation. The term of such director shall be in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION 11.  Removal of Directors.  Any director or the entire board of
                  --------------------
directors may be removed only in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION 12.  Compensation.  Directors, as such, may receive a stated salary
                  ------------
for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors.
Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

     SECTION 13.  Presumption of Assent.  A director of the Corporation who is
                  ---------------------
present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

     SECTION 14.  Qualifications.   Each director shall at all times be the
                  --------------
beneficial owner of not less than one hundred shares of capital stock of the Corporation unless the Corporation is a wholly owned subsidiary of a holding company.

     SECTION 15.  Age Limitation.  No person shall be eligible for election,
                  --------------
reelection, appointment or reappointment to the board of directors who is more than 74 years of age and no person shall continue to serve as a director beyond the annual meeting of the association immediately following the attainment of age 75; provided, however, that the foregoing age limitation shall not be applicable to any director who has reached age 75 prior to the effectiveness of this age limitation provision. The office of director emeritus may be established by the board of directors, but no emeritus director shall be authorized to vote or be counted in determining a quorum or be subject to the age limitations herein set forth.

                                  ARTICLE 4.

                     COMMITTEES OF THE BOARD OF DIRECTORS

     SECTION 1.   Appointment.  The board of directors, by resolution adopted by
                  -----------
a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2.   Authority.  The executive committee, when the board of
                  ---------
directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Corporation, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3.  Tenure.  Subject to the provisions of Section 8 of this Article
                 ------
IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     SECTION 4.  Meetings.  Regular meetings of the executive committee may be
                 ---------
held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5.  Quorum.  A majority of the members of the executive committee
                 ------
shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6.  Action Without a Meeting.  Any action required or permitted to
                 ------------------------
be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7.  Vacancies.  Any vacancy in the executive committee may be
                 ---------
filled by a resolution adopted by a majority of the full board of directors.

     SECTION 8.  Resignations and Removal.  Any member of the executive
                 ------------------------
committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the savings association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9.  Procedure.  The executive committee shall elect a presiding
                 ---------
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. Other Committees.  The board of directors may by resolution
                 ----------------
establish an audit, loan, or other committee composed of directors as it may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof.


                                  ARTICLE 5.

                                   OFFICERS

     SECTION 1.  Positions.  The officers of the Corporation shall be a
                 ---------
president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may (if appropriate) also designate the chairman of the board as an officer. The president, who shall be a director, shall be the chief executive officer, unless the board of directors designates the chairman of the board. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2.  Election and Term of Office.  The officers of the Corporation
                 ---------------------------
shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3.  Removal.  Any officer may be removed by vote of a majority of
                 -------
the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4.  Vacancies.  A vacancy in any office because of death,
                 ---------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5.  Remuneration.  The remuneration of the officers shall be fixed
                 ------------
from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE 6.

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1.  Contracts.  To the extent permitted by applicable law, and
                 ---------
except as otherwise prescribed by the Corporation's Certificate of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     SECTION 2.  Loans.  No indebtedness shall be contracted on behalf of the
                 -----
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for
                 -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed
                 --------
shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

                                  ARTICLE 7.

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1.  Certificates for Shares.  Certificates representing shares of
                 -----------------------
capital stock of the Corporation shall be in such form as shall be determined by the board of directors and approved as required under applicable regulations. Such certificates shall be signed by the chief executive officer or by any other officer of the Corporation authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the savings association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the savings association for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the savings association as the board of directors may prescribe.

     SECTION 2.  Transfer of Shares.  Transfer of shares of capital stock of the
                 ------------------
Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the savings association to be the owner for all purposes.


                                  ARTICLE 8.

                           FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the 30th day of September of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and
responsible to the board of directors.   The appointment of such accountants
shall be subject to annual ratification by the stockholders.


                                  ARTICLE 9.

                                   DIVIDENDS

     Subject to the provisions of the Corporation's Certificate of Incorporation and applicable law and regulations, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.


                                  ARTICLE 10.

                                CORPORATE SEAL

     The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.


                                  ARTICLE 11.

                                  AMENDMENTS

     These bylaws may be amended in a manner consistent with applicable regulations at any time by a two-thirds vote of the full board of directors or by a majority vote of the votes eligible to be cast by the stockholders of the savings association at any legal meeting.